Exhibit 99.5

1 Fountain Square
Chattanooga, TN 37402
www.unum.com

news	FOR IMMEDIATE RELEASE

Contacts
	INVESTORS	Thomas A. H. White 423 294 8996
Madhavi Venkatesan 423 294 1630

	MEDIA	Jim Sabourin 423 294 6300

Unum Group Announces Debt Tender Offers

CHATTANOOGA, Tenn. (October 31, 2007) – Unum Group (NYSE: UNM) (the “Company”) announced today that it has commenced tender offers to purchase for cash up to $400 million aggregate liquidation amount or principal amount, as applicable, of its outstanding securities listed below. The tender offers consist of an “any and all” offer for one issue of securities and maximum tender offers for six issues of securities, which are made pursuant to the terms and conditions set forth in an Offer to Purchase dated October 31, 2007. In the “any and all” offer, the Company is offering to purchase any and all of the outstanding securities listed under the heading “Any and All Offer” in the table below. In the maximum tender offers, the Company is offering to purchase up to the Maximum Amount to be Accepted of the specified series of outstanding securities listed under the heading “Maximum Tender Offers” in the table below.

Title of Security; CUSIP Number	Liquidation Amount/ Principal Amount Outstanding	Maximum Amount to be Accepted	Acceptance Priority Order	Reference U.S. Treasury Security	Bloomberg Reference Page	Early Tender Premium	Fixed Spread (basis points)
Any and All Offer: 7.405% Capital Securities due March 15, 2038; 743863AA0	$250,000,000	N/A	1	5.000% U.S. Treasury Note due May 15, 2037	BBT8	$30	230
Maximum Tender Offers: 7.625% Senior Notes due March 1, 2011; 91529YAC0	$325,000,000	$100,000,000	2	4.500% U.S. Treasury Note due Feb 28, 2011	BBT5	$30	135
7.375% Senior Debentures due June 15, 2032; 91529YAD8	$250,000,000	(a) (b)	3	5.375% U.S. Treasury Note due Feb 15, 2031	BBT8	$30	192
6.75% Senior Notes due December 15, 2028; 903192AA0	$250,000,000	(a) (b)	4	5.250% U.S. Treasury Note due Nov 15, 2028	BBT8	$30	185
7 1/4% Senior Notes due March 15, 2028; 743862AA2	$200,000,000	(a) (b)	5	6.125% U.S. Treasury Note due Nov 15, 2027	BBT8	$30	185
7% Senior Notes due July 15, 2018; 743862AD6	$200,000,000	(a) (b)	6	9.125% U.S. Treasury Note due May 15, 2018	BBT7	$30	190
5.859% Senior Notes due May 15, 2009; 91529YAF3	$150,000,000	(a) (b)	7	4.875% U.S. Treasury Note due May 15, 2009	BBT4	$30	120

(a)	The Maximum Amount to be Accepted in the tender offers will be equal to the difference between $400 million and the aggregate liquidation amount and principal amount, as applicable, of the securities properly tendered and accepted for purchase by the Company with a lower numeric Acceptance Priority Order than such series. Notwithstanding the immediately preceding sentence, in the case of the 7.625% Senior Notes due 2011, the Maximum Amount to be Accepted will not be greater than $100,000,000.
(b)	If the principal amount of securities tendered in any Maximum Tender Offer is greater than the Maximum Amount to be Accepted, then the securities of that series accepted for purchase will be subject to proration.

Today’s tender announcement coincides with the Company’s announcement of the completion of the securitization of its Closed Block — Individual Income Protection business. It is made in conjunction with the announcement of the Company’s call for an early redemption of all $150.0 million principal amount of its outstanding 7.25% Public Income Notes, or PINES, scheduled to mature in 2032. Copies of these announcements are available on the Company’s website under “Investor Information.”

The Tender Offers

The tender offers will expire at 12:00 midnight, New York City time, on November 29, 2007, unless extended. Holders of securities subject to the tender offers must validly tender and not validly withdraw their securities at or before the early tender date, which is 5:00 p.m., New York City time, on November 14, 2007, unless extended, to be eligible to receive the applicable full tender offer consideration. Holders of securities subject to the tender offers who validly tender their securities after the early tender date and at or before the expiration date will be eligible to receive the late tender offer consideration, which is the applicable full tender offer consideration minus the early tender premium.

Securities subject to the tender offers tendered at or before the early tender date may be validly withdrawn at any time at or before the early tender date, but not thereafter, except as required by law. Securities tendered after the early tender date may not be withdrawn, except as required by law.

The applicable total tender offer consideration for each $1,000 in liquidation amount and principal amount, as applicable, of securities tendered and accepted for payment pursuant to the tender offer will be determined in the manner described in the Offer to Purchase. The consideration will be determined by reference to a fixed spread specified for such securities over the yield based on the bid-side price of the applicable U.S. Treasury Security specified in the table above, as fully described in the Offer to Purchase. The consideration will be calculated by the dealer manager for the tender offer at 2:00 p.m., New York City time on November 14, 2007.

In addition to the applicable total tender offer consideration or applicable late tender offer consideration accrued and unpaid interest up to, but not including, the settlement date will be paid in cash on all validly tendered securities accepted for purchase in the tender offers. The settlement date is expected to be November 30, 2007. Subject to applicable law, each tender offer may be terminated or withdrawn in whole or terminated or withdrawn with respect to one or more series of securities.

Morgan Stanley is the dealer manager for the tender offers. D.F. King & Co. has been retained to serve as the tender agent and information agent. Persons with questions regarding the tender offers should contact Morgan Stanley at (212) 761-5797 or (toll-free) (800) 624-1808, Attention: Sarah Downie. Requests for copies of the Offer to Purchase, letter of transmittal and related materials should be directed to D.F. King & Co. at (212) 269-5550 or (toll-free) (888) 869-7406.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the notes. The offers are made only by the Offer to Purchase, and the information in this news release is qualified by reference to the Offer to Purchase and related letter of transmittal each dated October 31, 2007.

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ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of group and individual disability income protection insurance in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Statements in this press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such matters as general economic or business conditions; events or consequences relating to terrorism, acts of war and catastrophes, including natural and man-made disasters; competitive factors, including pricing pressures; legislative, regulatory, accounting, or tax law changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities; changes in projected new sales and renewals; variations between projections and actual experience in persistency rates, incidence and recovery rates, pricing and underwriting; retained risks in our reinsurance operations; availability and cost of reinsurance; the level and results of litigation, rating agency actions, and regulatory actions and investigations; actual experience in implementing and complying with the multistate market conduct regulatory settlement agreements and the California Department of Insurance settlement agreement; negative media attention; changes in assumptions relating to deferred acquisition costs, value of business acquired, or goodwill; the level of pension benefit costs and funding; investment results, including credit deterioration of investments; the ability of our insurance company subsidiaries to pay dividends or extend credit to us and certain of our intermediate holding company subsidiaries and/or finance subsidiaries; and effectiveness of product support and customer service. For further information of risks and uncertainties that could affect actual results, see our filings with the Securities and Exchange Commission, including information in the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and subsequently filed Form 10-Qs. The forward-looking statements in this press release are being made as of the date of this press release, and we expressly disclaim any obligation to update or revise any forward-looking statement contained herein.

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